                                                                     EXHIBIT 11


                           AMERICAN HEALTHWAYS, INC.
                       EARNINGS PER SHARE RECONCILIATION
                               NOVEMBER 30, 2002
                                  (UNAUDITED)


         The following is a reconciliation of the numerator and denominator of basic and diluted income per share (adjusted for the stock split effective November 2001 for the prior year period)


                                                             Three Months Ended November 30,
                                                           ----------------------------------
                                                              2002                    2001
                                                           -----------            -----------

Numerator:
    Net income                                             $ 3,698,653            $ 1,494,192
    Effect of dilutive securities                                   --                     --
                                                           -----------            -----------
    Numerator for diluted income per share                 $ 3,698,653            $ 1,494,192
                                                           ===========            ===========
Denominator:
   Shares used for basic income per share                   15,396,399             14,372,604
   Effect of dilutive stock options outstanding                948,717              1,225,846
                                                           -----------            -----------
   Shares used for diluted income per share                 16,345,116             15,598,450
                                                           ===========            ===========

Basic income per share:                                    $      0.24            $      0.10
                                                           ===========            ===========
Diluted income per share                                   $      0.23            $      0.10
                                                           ===========            ===========
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